                                                                   Exhibit 10.41


                            NEXTERA ENTERPRISES, INC.
                               ONE CRANBERRY HILL
                               LEXINGTON, MA 02421


                                                     As of December 31, 2000



Fleet National Bank
100 Federal Street
Boston, MA  02110

Bank of America
6610 Rockledge Drive, 6th Floor
Bethesda, MD  20817

         RE:      THIRD AMENDMENT TO CREDIT AGREEMENT

Ladies and Gentlemen:

         Reference is made to the Credit Agreement dated December 30, 1999, as amended ("Credit Agreement") and all promissory notes, mortgages, guaranties, agreements, documents and instruments entered into by Nextera Enterprises, Inc. ("Borrower") and any other person or obligor pursuant thereto (collectively, the "Credit Documents") with or for the benefit of Fleet National Bank (f/k/a BankBoston, N.A.) and Bank of America, N.A. (Fleet National Bank and Bank of America together, "Lenders"). Except as otherwise defined herein, capitalized terms used herein shall have the meanings given them in the Credit Agreement. This Third Amendment to Credit Agreement is referred to as the "Third Amendment" and supercedes and replaces the Second Amendment to Credit Agreement dated as of November 14, 2000.

         Borrower has requested, among other things, that the Lenders amend certain provisions contained in the Credit Agreement and Lenders are willing to do so on the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. AMENDMENTS TO THE CREDIT AGREEMENT. Subject to satisfaction of the conditions precedent set forth in Section 18 below, the Credit Agreement is hereby amended as follows:

                  (a) Section 1 of the Credit Agreement is hereby amended to add the following definitions in their appropriate alphabetical order:



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Fleet National Bank
Bank of America
As of December 31, 2000
Page 2



                           "Third Amendment to Credit Agreement" means the Third Amendment to this Agreement dated as of December 31, 2000.

                           "Third Amendment to Credit Agreement Effective Date" means the date on which all of the conditions precedent contained in Section 18 of the Third Amendment to Credit Agreement are satisfied.

                  (b) Section 2.3.1 of the Credit Agreement is hereby amended to replace the amount "$7,500,000" therein with the amount "$5,000,000" in lieu thereof.

                  (c) Section 2.3.5 of the Credit Agreement is hereby deleted in its entirety and replaced as follows:

                           "REIMBURSEMENT OF LETTER OF CREDIT DISBURSEMENT. At such time as a Letter of Credit Issuer makes any disbursement on a draft presented or accepted under a Letter of Credit ("Letter of Credit Disbursement") the Borrower shall pay to such Letter of Credit Issuer in immediately available funds the amount of such Letter of Credit Disbursement."

         2. Section 6.5 of the Credit Agreement is hereby amended to add the following Section 6.5.5 as follows:

                           "CUMULATIVE CASH FLOW. Commencing with the week ending January 5, 2001 and continuing each week thereafter, Borrower shall maintain actual cumulative cash flow of not less than 10% of projected cumulative cash flow for such period. As used herein, "cumulative cash flow" refers to the Borrower's cash collections less cash disbursements, as set forth at the "net cash flow line" of Borrower's "Nextera Enterprises, Inc. Weekly Cash Flow 05-Jan-01 through 30-Mar-01" chart (dated as of January 8, 2001) and attached hereto as Schedule 6.5.5 (the "Projections").

         3. FINANCIAL STATEMENTS AND OTHER DOCUMENTS. In addition to the other reports required by this Agreement, Borrower shall furnish or cause to be furnished to Lenders:

                  (a) A weekly report, to be provided no later than the third Business Day of each week, which sets forth Borrower's actual cash flow activity for the prior week and a reconciliation of actual cash activity to projected cash activity for such week;

                  (b) A weekly report, to be provided no later than the third Business Day of each week, setting forth Borrower's updated 13-week rolling cash activity projection;

                  (c) By the fifteenth day of each calendar month, an updated backlog report; and


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Fleet National Bank
Bank of America
As of December 31, 2000
Page 3



                  (d) By the twenty-fifth of each calendar month, a comprehensive and operational report for the prior month containing such items as payable and receivable agings, an internally prepared Consolidated balance sheet of Borrower and its Subsidiaries, and Consolidated statements of income and cash flows of Borrower and its Subsidiaries, together with other financial reporting items in substantially the form of Borrower's internal reports.

         4. CASH COLLATERAL FOR STANDBY LETTERS OF CREDIT. The Borrower shall deliver cash collateral as security for outstanding Letters of Credit as follows:

         If Riggs & Company and EOP Limited Operating Partnership extend the maturity dates of their respective Letters of Credit, in the aggregate amount of $1,460,000, to June 15, 2001, then the Letter of Credit Issuer shall extend such Letters of Credit accordingly, without requiring cash collateral therefor; PROVIDED, HOWEVER, that if such extension does not occur on or before January 31, 2001, then on that date the Borrower shall deliver $1,460,000 in immediately available funds to the Letter of Credit Issuer to secure Borrower's reimbursement obligations with respect to those Letters of Credit or make other arrangements with respect to the same satisfactory to the Lenders in their discretion.

         5. MISCELLANEOUS INVESTMENTS. Borrower shall, as of the date hereof and on the fifteenth day of each calendar month, deliver to Lenders an updated schedule of all investment and other property received or expected to be received from customers or otherwise, as partial payment for services or otherwise, and shall take all actions requested by Lenders to provide Lenders with a continued perfected first priority lien on all such property.

         6. RATIFICATION OF CREDIT DOCUMENTS. Except as modified in this Third Amendment or in any other instruments or documents executed in connection herewith, (a) all terms and conditions of the Credit Documents shall remain in effect in accordance with their original tenor; and (b) nothing contained herein shall constitute a waiver by the Lenders or of any of the Lenders' rights and remedies (including, without limitation, any of Lenders' rights or remedies as to, or any obligations owing to Lenders of, any person who may be liable to Lenders on account of any of the obligations, whether or not such person is a party hereto), all of which rights and remedies are expressly reserved and not waived. Each agreement, covenant, representation and warranty of any obligors hereunder shall be deemed to be in addition to, and not in substitution for, the agreements, covenants, representations and warranties previously made by obligors. In the event that there shall be any inconsistency between any provisions of this Third Amendment and a provision set forth in any other Credit Document, the provision most favorable to Lenders and most restrictive as to Borrower shall govern.

         7. RELEASE OF CLAIMS. Borrower hereby releases, waives and forever relinquishes all claims, demands, obligations, liabilities and causes of action of whatever kind or nature, whether known or unknown, which it has, may have, or might assert now or in the future against Lenders and/or their affiliates, participants, affiliates, officers, directors, employees, agents, attorneys,


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Fleet National Bank
Bank of America
As of December 31, 2000
Page 4



accountants, consultants, successors and assigns, directly or indirectly, arising out of, based upon, or in any manner connected with (i) any transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted or begun prior to the execution of this Third Amendment with respect to the obligations, the Credit Documents and/or the administration thereof or the obligations created thereby; (ii) any discussions, commitments, negotiations, conversations or communications with respect to the refinancing, restructuring or collection of any obligations; or (iii) any thing or matter related to any of the foregoing. The inclusion of this paragraph in this Third Amendment, and the execution of this Third Amendment by Lenders, does not constitute an acknowledgment or admission by Lenders of liability for any matter, or a precedent upon which liability may be asserted.

         8. LIMITED WAIVERS.

                  (a) CONSOLIDATED PRO FORMA DEBT TO CONSOLIDATED PRO FORMA EBITDA. Subject to satisfaction of the conditions precedent set forth in Section 18 below, Lenders hereby waive any Event of Default that occurred under Section 6.5.1 of the Credit Agreement as a result of Borrower's failure to maintain a ratio of Consolidated Total Debt to Consolidated Pro Forma EBITDA not in excess of 300% for the periods ending September 30, 2000 and December 31, 2000; Such waiver shall not apply to any other provision of the Credit Agreement, shall be limited precisely as written and shall only be effective from November 14, 2000 through March 31, 2001 (the "Limited Waiver Period"). The Lenders expressly reserve all rights and remedies available to them (a) after the end of the Limited Waiver Period, and (b) as a result of non-specified Defaults or Events of Defaults. Borrower expressly acknowledges and agrees that, upon the expiration of the Limited Waiver Period (and absent further waivers by Lender as to the foregoing covenant, which further waivers Lenders may grant or deny in their absolute discretion), Borrower shall at such time be in default of the Credit Agreement as to such covenant and Lenders shall have available to them, and be able to exercise, all of the rights and remedies accorded under the Credit Agreement including, without limitation, with respect to Defaults or Events of Default under Section 6.5.1 of the Credit Agreement.

                  (b) CONSOLIDATED PRO FORMA EBITDA MINUS CAPITAL EXPENDITURES TO CONSOLIDATED PRO FORMA INTEREST EXPENSE. Subject to satisfaction of the conditions precedent set forth in Section 18 below, Lenders hereby waive any Event of Default that occurred under Section 6.5.2 of the Credit Agreement as a result of Borrower's failure to maintain a Consolidated Pro Forma EBITDA minus Capital Expenditures to Consolidated Pro Forma Interest Expense ratio equal to or in excess of
         3.00 to 1.00 for the periods ending September 30, 2000 and December 31, 2000. Such waiver shall not apply to any other provision of the Credit Agreement, shall be limited precisely as written and shall only be effective during the Limited Waiver Period. The Lenders expressly reserve all rights and remedies available to them (a) after the end of the Limited Waiver


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Fleet National Bank
Bank of America
As of December 31, 2000
Page 5



         Period, and (b) as a result of non-specified Defaults or Events of Defaults. Borrower expressly acknowledges and agrees that upon the expiration of the Limited Waiver Period (and absent further waivers by Lender as to the foregoing covenant, which further waivers Lenders may grant or deny in their absolute discretion), Borrower shall at such time be in default of the Credit Agreement as to such covenant and Lenders shall have available to them, and be able to exercise, all of the rights and remedies accorded under the Credit Agreement including, without limitation, with respect to Defaults or Events of Default under
         Section 6.5.2 of the Credit Agreement.

         9. LOANS. The Borrower hereby acknowledges and agrees that during the Limited Waiver Period, the Borrower (i) will not make, and the Lenders need not honor, any borrowing requests under the Revolving Loans, Acquisition Loans or otherwise (EXCEPT, HOWEVER, that Lenders shall continue to honor proper and timely draws on Letters of Credit which are currently outstanding in accordance with their terms and the Credit Agreement); and (ii) the Borrower will not request, and the Lenders need not issue, new Letters of Credit (EXCEPT, HOWEVER, that the Borrower may request, and the Lenders shall issue, new Letters of Credit under Section 2.3.1 of the Credit Agreement, as amended, if prior to such issuance, Borrower has after the date hereof permanently reduced the amount of outstanding Revolving Loans by an amount greater than or equal to the Letters of Credit so requested. Each Letter of Credit so issued during the Limited Waiver Period shall not exceed $2,000,000.00). Except as described in this Section 10, cancellation or reduction in the face amount of outstanding Letters of Credit will not create availability under the Revolving Credit Loans or otherwise. Borrower further acknowledges and agrees that the Maximum Amount of Revolving Credit is hereby permanently reduced to $22,600,000.00 (inclusive of outstanding Letters of Credit as of the date on which all of the conditions precedent contained in Section 18 below). The Lenders agree that the calculation of the Revolving Credit Commitment Fee shall reflect the foregoing permanent reduction in the Maximum Amount of Revolving Credit.

         10. LIMITED WAIVER FEE: As additional consideration to enter into the Second Amendment and this Third Amendment, Borrower shall pay to the Lenders a fee of $200,000, which shall be earned immediately and paid in immediately available funds as follows:

                  (a) $75,000, which was received by the Lenders prior to December 22, 2000; and

                  (b) $125,000 on or before January 12, 2001.

         11. ADDITIONAL EQUITY INVESTMENT. Borrower shall obtain investments in newly issued equity securities, subordinated debt or other securities of Borrower (resulting in receipt of cash by Borrower) (the "Required Equity Investment"), which securities may be subsequently exchanged, converted or restructured into other newly issued equity securities or other securities of Borrower (through documentation that is acceptable to the Lenders, which acceptance shall not be unreasonably withheld) that are subordinated in priority and payment to the Loans (on terms acceptable to the Lenders, which acceptance shall not be unreasonably withheld). Such Required Equity Investments shall be made as follows:


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Fleet National Bank
Bank of America
As of December 31, 2000
Page 6



     (a) Knowledge Universe Capital Co. LLC ("Junior Creditor") hereby commits to the Borrower and the Lenders that it shall make a Required Equity Investment of $10,000,000 of which:

                           (i) $2,500,000 has occurred;

                           (ii) $2,500,000 shall occur on or before January 15,
                  2001; and

                           (iii) $5,000,000 shall occur on or before February
                  15, 2001.

     (b) On or before February 15, 2001, Borrowers shall deliver to the Lenders a unconditional, written business plan for issuance of an additional $20,000,000 Required Equity Investment, with a target closing date that is consistent with the Borrower's cash needs.

The commitment described in this Section 10 and the Required Equity Investment itself (i) cannot be assigned without the prior written consent of the Lenders, which consent shall not be unreasonably withheld; and (ii) cannot be set-off or reduced by any provision contained in the Debenture, Subordination Agreement and/or Security Agreement dated as of December 15, 2000 by and between the Borrower and Junior Creditor or otherwise.

     12. JOINDER OF WHOLLY OWNED SUBSIDIARIES. Pursuant to Section 2.9 of the Guarantee and Security Agreement ("Guaranty and Security Agreement") dated as of December 30, 1999 and Section 9.1 of the Subordination Agreement ("Subordination Agreement") dated as of December 30, 1999, each Wholly Owned Subsidiary that is not already a party to the Joined Agreements (as defined below) shall promptly initiate all corporate or other proceedings and obtain all consents, approvals and authorizations ("Joinder Prerequisites") that are required to permit each Wholly Owned Subsidiary to join in and become a party (as fully as if the Wholly Owned Subsidiary had been an original signatory thereto) to (a) the Credit Agreement and any amendments thereto as a Borrower, (b) the Guarantee and Security Agreement as a Guarantor and Obligor thereunder and (c) the Subordination Agreement as defined thereunder (the agreements described in subsections (a), (b) and (c) are collectively referred to herein as the "Joined Agreements"). Effective as of the date on which all of the Joinder Prerequisites are satisfied (and in no event later than January 1, 2001), each Wholly Owned Subsidiary that is not already a party to the Joined Agreements shall join in and become a party to the Joined Agreements; SUBJECT, HOWEVER, to the same conditions, limitations and qualifications listed in Section 2.9 of the Guaranty and Security Agreement, except that such conditions, limitations and qualifications shall apply to both existing and future Wholly Owned Subsidiaries. Each Borrower and each Wholly Owned Subsidiary shall also immediately pledge and deliver to the Lenders its stock certificates or other ownership interests as to each other business enterprise in which it has an interest and any other investment property; PROVIDED, HOWEVER, that in the event that such a pledge by any Borrower or any Wholly Owned Subsidiary is prohibited by any valid law, statute, rule or regulation or if a pledge of the stock of any Foreign Subsidiary would result in a deemed repatriation of foreign earnings under the Internal Revenue Code of 1986 (including the "deemed dividend" provisions


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Fleet National Bank
Bank of America
As of December 31, 2000
Page 7



of section 956), such pledge will be limited to the extent necessary to comply with such prohibition or to prevent such repatriation of foreign earnings.

         13. ACQUISITIONS AND INDEBTEDNESS. Notwithstanding sections 6.6 and 6.9 of the Credit Agreement or any other provision in any Credit Document, Borrower shall not during the Limited Waiver Period incur any Indebtedness of the type described at the following Sections of the Credit Agreement: 6.6.1, 6.6.2, 6.6.6, 6.6.12 (and shall not, without limitation of the foregoing, request any Acquisition Loans).


         14. CERTAIN OBLIGATIONS. Borrower hereby acknowledges and agrees that it shall not make any payments, including but not limited to regularly scheduled payments of principal, interest or other charges, on account of any subordinated debt, management fees to affiliates, dividends, bonus compensation to officers, including but not limited to special incentive bonuses, retention or other programs or charges, and whether or not such programs, bonuses or charges were previously announced, except for bonus compensation not to exceed $7,424,000 (the, "Certain Obligations") for the period of October 1, 2000 through March 31, 2001. Borrower shall attach as SCHEDULE A (x) a list of all bonus obligations, cash or otherwise, whether such obligations shall become due during the Limited Waiver Period or otherwise; and (y) a list of all executive officer compensation packages, cash or otherwise, whether such obligations shall become due during the Limited Waiver Period or otherwise. The Borrower shall pay the Certain Obligations consistent in all material respects with the purposes and to the persons described at Schedule A unless Lenders have issued their prior written consent to any material deviation therefrom (which consent shall not be unreasonably withheld). The Borrower further acknowledges and agrees that all Certain Obligations shall be and are expressly subordinated and junior in right of payment and exercise of remedies as set forth in the Credit Agreement.

         15. JUNIOR CREDITOR ACKNOWLEDGEMENT. The undersigned Junior Creditor hereby acknowledges and agrees that it shall not take any action or assert any claim with respect to the Subordinated Indebtedness during the Limited Waiver Period; PROVIDED, HOWEVER that the Junior Creditor and the Borrower may restructure, exchange or convert Subordinated Indebtedness into any equity or debt securities of the Borrower that are subordinated in priority and payment to the Loans. Except as permitted in the foregoing sentence, the Junior Creditor shall not during the Limited Waiver Period assert, collect, or enforce the Subordinated Indebtedness or any part thereof or take any action to foreclose or realize on the Subordinated Indebtedness, and the Junior Creditor will hold in trust and immediately pay over to the Lenders in the same form of payment received, with appropriate endorsements, any payment that the Borrower makes to the Junior Creditor with respect to the Subordinated Indebtedness; PROVIDED, HOWEVER, that the Borrower may make Distributions of PIK Interest (but not in the form of cash or other securities or other property of any type) on the Subordinated Indebtedness in accordance with its terms, and upon written notice from the Agent or the Lenders that no Default currently exists, the Borrower may make cash interest payments on the Subordinated Indebtedness equal to the accrued, scheduled, mandatory cash payments of interest on the Subordinated Indebtedness in accordance with its


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Fleet National Bank
Bank of America
As of December 31, 2000
Page 8



terms, including subordination terms. The Borrower hereby acknowledges and agrees that it is not eligible to receive written notice that no Default currently exists during the Limited Waiver Period.

         16. CAPITAL EXPENDITURES. During the period of October 1, 2000 through March 31, 2001, Borrower shall not make or incur Capital Expenditures in excess of $5,350,000.00 as set forth on SCHEDULE B.

         17. INVESTMENTS. During the period of October 1, 2000 through March 31, 2001, Borrower shall not make or incur Investments; except for (i) Investments arising from operation of Borrower's customary cash management systems (i.e. the so-called "sweep account"), and (ii) Investments permitted under Sections 6.9.1,
6.9.2 and 6.9.3 of the Credit Agreement.

         18. CONDITIONS PRECEDENT. Notwithstanding any other provision of this Third Amendment or any of the other Credit Documents, and without affecting in any manner the rights of Lenders under the other sections of this Third Amendment, this Third Amendment shall not be effective as to the Lenders unless and until each of the following conditions has been and continues to be satisfied:

                  (a) DOCUMENTATION. The Lenders shall have received, in form and substance satisfactory to Lenders and their counsel, a duly executed copy of this Third Amendment, together with such additional documents, instruments and certificates as the Lenders and their counsel shall reasonably require in connection therewith, all in form and substance satisfactory to the Lenders and their counsel, including without limitation acknowledgement of obligations, releases of defenses and claims, waiver of jury trial, acknowledgement of default condition pending covenant test and such other provisions as deemed appropriate by Lenders' counsel.

                  (b) PAYMENT OF EXPENSES. Payment of all accrued but unpaid interest and all accrued but unreimbursed expenses, fees and other charges incurred by Lenders through the closing date, including, without limitation, attorneys' fees and expenses (provided, however, that the Lenders acknowledge that they do not intend to incur consultants' fees in excess of $175,000 from October 1, 2000 through the end of the Limited Waiver Period, but reserve their right to do so in their discretion). Any consultant fees shall be supported by the name of the individual providing service, their respective billing rate, and the hourly fee by week.

                  (c) RECEIPT OF LIMITED WAIVER FEE. The Lenders shall have received the Limited Waiver Fee described in Section 10 hereof.

                  (d) NO DEFAULT. No Default or Event of Default shall exist except as previously disclosed and as consented to herein by the Lenders.


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Fleet National Bank
Bank of America
As of December 31, 2000
Page 9



                  (e) NO LITIGATION. Except as set forth on SCHEDULE C hereto and consented to by the Lenders, there is no litigation, arbitration, proceeding or investigation pending, or, to the knowledge of Borrower's officers, threatened against Borrower that, if adversely determined would result in a material judgment not fully covered by insurance or that would otherwise have a material adverse effect on the assets, business or prospects of Borrower.

         19. LEASEHOLD. On or before January 31, 2001, Borrower shall deliver to the Lenders a fully executed (by all lessee(s) and lessor(s)) a collateral assignment of lease and landlord's acknowledgement and consent with respect to Borrower's Boston, Massachusetts facility, in form and substance satisfactory to the Lenders.

         20. LIST OF EQUITY INVESTMENTS. On or before December 31, 2000, Borrower shall deliver to the Lenders a list of all equity holdings and/or investments taken in lieu of fees.

         21. INTELLECTUAL PROPERTY. Borrowers shall, on or before the fifteenth day of each calendar month, deliver to the Lenders an updated schedule of all intellectual property.

         22. REPRESENTATIONS AND WARRANTIES. To induce the Lenders to enter into this Third Amendment, Borrower warrants, represents and covenants to the Lenders that:

                  (a) ORGANIZATION AND QUALIFICATION. Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Borrower is duly qualified or is authorized to do business and is in good standing as a foreign corporation in all states and jurisdictions in which the failure of Borrower to be so qualified would have a material adverse effect on the financial condition, business or properties of the Borrower.

                  (b) CORPORATE POWER AND AUTHORITY. Borrower is duly authorized and empowered to enter into, execute, deliver and perform this Third Amendment and each of the Credit Documents to which it is a party. The execution, delivery and performance of this Third Amendment and each of the other Credit Documents have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders of Borrower; (ii) contravene Borrower's charter or by-laws; (iii) violate, or cause Borrower to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to Borrower; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which Borrower is a party or by which Borrower's Properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than liens permitted under Section 6.8 of the Credit Agreement) upon or with respect to any of the properties now owned or hereafter acquired by Borrower.


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Fleet National Bank
Bank of America
As of December 31, 2000
Page 10



                  (c) LEGALLY ENFORCEABLE AGREEMENT. This Third Amendment and each of the other Credit Documents when delivered under this Third Amendment will be, a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

                  (d) NO MATERIAL ADVERSE CHANGE. Since the date of the last financial statements provided by the Borrower to the Lenders, there has been no Material Adverse Change in the condition, financial or otherwise, of Borrower as shown on the consolidated balance sheet as of such date and no change in the aggregate value of equipment and real property owned by Borrower, except changes in the ordinary course of business, none of which individually or in the aggregate would constitute a Material Adverse Change.

                  (e) CONTINUOUS NATURE OF REPRESENTATIONS AND WARRANTIES. Each representation and warranty contained in the Credit Agreement and the other Credit Documents remains accurate, complete and not misleading in any material respect on the date of this Third Amendment, except for representations and warranties that explicitly relate to an earlier date and changes in the nature of Borrower's business or operations that would render the information in any exhibit attached thereto either inaccurate, incomplete or misleading, so long as the Lenders have consented to such changes or such changes are permitted by the Credit Agreement.

         23. ACKNOWLEDGEMENT OF OBLIGATIONS. Borrower hereby (1) reaffirms and ratifies all of the promises, agreements, covenants and obligations to Lenders under or in respect of the Credit Agreement and other Credit Documents as amended hereby and (2) acknowledges that it is unconditionally liable for the punctual and full payment of all obligations, including, without limitation, all charges, fees, expenses and costs (including reasonable attorneys' fees and expenses) under the Credit Documents, as amended hereby, and that it has no defenses, counterclaims or set offs with respect to full, complete and timely payment and performance of all obligations.

         24. CONFIRMATION OF LIENS. Borrower acknowledges, confirms and agrees that the Credit Documents, as amended hereby, are effective to grant to Lenders duly perfected, valid and enforceable first priority security interests and liens in the collateral described therein and that the locations for such Collateral specified in the Credit Documents have not changed. Borrower further acknowledges and agrees that all obligations of Borrower are and shall be secured by all such collateral.

         25. MISCELLANEOUS. Except as set forth herein, the undersigned confirms and agrees that the Credit Documents remain in full force and effect without amendment or modification of any kind. The execution and delivery of this Third Amendment by Lenders shall not, except as specifically stated herein, be construed as a waiver by the Lenders of any Default or Event of Default under the Credit Documents. This Third Amendment, together with the Credit


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Fleet National Bank
Bank of America
As of December 31, 2000
Page 11



Agreement and other Credit Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior dealings, correspondence, conversations or communications between the parties with respect to the subject matter hereof. This Third Amendment and the transactions hereunder shall be deemed to be consummated in the Commonwealth of Massachusetts and shall be governed by and interpreted in accordance with the laws of that state. This Third Amendment and the agreements, instruments and documents entered into pursuant hereto or in connection herewith shall be "Credit Documents" under and as defined in the Credit Agreement.

Fleet National Bank
Bank of America
As of December 31, 2000
Page 12






         Executed under seal on the date set forth above.

ATTEST:                              NEXTERA ENTERPRISES, INC.



                                     By: /s/ Michael P. Muldowney
---------------------------             ----------------------------------
                                        Name: Michael P. Muldowney
                                        Title: CFO

Fleet National Bank
Bank of America
As of December 31, 2000
Page 13




Accepted in Boston, Massachusetts as of December 31, 2000


FLEET NATIONAL BANK, as Lender



By: /s/ Michael F. O'Neill
   --------------------------------------
     Name: Michael F. O'Neill
     Title: Senior Vice President

BANK OF AMERICA, N.A. as Lender



By: /s/ Michael R. Heredia
   --------------------------------------
     Name: Michael R. Heredia
     Title: Managing Director

Fleet National Bank
Bank of America
As of December 31, 2000
Page 14




Accepted as to Sections 11 and 15 hereof in Boston, Massachusetts as of December 31, 2000


KNOWLEDGE UNIVERSE CAPITAL CO. LLC,
 AS JUNIOR CREDITOR


By: /s/ Stanley E. Maron
   -----------------------------------
     Name: Stanley E. Maron
     Title: Secretary

Fleet National Bank
Bank of America
As of December 31, 2000
Page 15



                                   SCHEDULE A
               (Bonus Obligations/Executive Officer Compensation)

Fleet National Bank
Bank of America
As of December 31, 2000
Page 16



                                   SCHEDULE B
                             (Capital Expenditures)

Fleet National Bank
Bank of America
As of December 31, 2000
Page 17



                                   SCHEDULE C
                                  (Litigation)


         Two former employees of the Borrower whose employment with the Borrower was recently terminated have informed the Borrower of their belief that they are entitled to consideration from the Borrower with respect to claims they have made in connection with their employment. No formal legal actions have been filed to date to the Borrower's knowledge.

         A software vendor has claimed that the Borrower owes it approximately $245,000 for the purchase of software. An attorney for the software vendor has contacted the Borrower seeking payment, however no formal legal action has been filed to date to the Borrower's knowledge. The Borrower disputes the validity of this claim and intends to vigorously defend itself in the event any legal action is taken.





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